Exhibit 99.1

Globecomm Reports Fiscal 2013 Fourth Quarter and Full Year Financial Results

HAUPPAUGE, N.Y.—(BUSINESS WIRE)—September 13, 2013— Globecomm Systems Inc. (NASDAQ:GCOM), a leading communications solutions provider, today announced financial results for the fiscal 2013 fourth quarter and fiscal year ended June 30, 2013. Globecomm is reporting its financial results on a generally accepted accounting principles (GAAP) basis as well as adjusted EBITDA and adjusted diluted net income per common share, both non-GAAP financial measures, for which the Company provides detailed reconciliations in the attached tables. The following are highlights:

Revenues ($M)

	Q4 FY13	Q4 FY12	% Change	FY13	FY12	% Change
Service	$50.0	$50.1	(0.3)	$199.1	$220.9	(9.9)
Infrastructure solutions	$30.6	$54.7	(43.9)	$120.5	$161.0	(25.1)

Consolidated	$80.6	$104.8	(23.1)	$319.6	$381.9	(16.3)

GAAP Results ($M except EPS)

	Q4 FY13	Q4 FY12	% Change	FY13	FY12	% Change
Net income	$4.6	$7.1	(35.7)	$15.2	$28.6	(46.6)
Diluted EPS	$0.20	$0.31	(35.5)	$0.66	$1.26	(47.6)

Non-GAAP Results ($M except EPS)

	Q4 FY13	Q4 FY12	% Change	FY13	FY12	% Change
Adjusted EBITDA	$10.3	$9.1	13.6	$38.5	$42.6	(9.6)
Adjusted Diluted EPS	$0.19	$0.13	46.2	$0.66	$0.74	(10.8)

Fiscal Year 2013 Fourth Quarter Results

Consolidated revenue for the Company’s fiscal 2013 fourth quarter was $80.6 million as compared to $104.8 million in the same period last year, a decrease of 23.1%. Revenues from services were flat at $50.0 million as compared to $50.1 million in the same period last year. Revenues from infrastructure solutions were $30.6 million as compared to $54.7 million in the same period last year, a decrease of 43.9%. The decrease in infrastructure solutions was primarily driven by the achievement of revenue milestones in the fourth quarter of fiscal 2012 of approximately $15.6 million under a major government program which was completed as of January 2013.

Net income for the Company’s fiscal 2013 fourth quarter was $4.6 million, or $0.20 of diluted net income per common share, compared to net income of $7.1 million, or $0.31 of diluted net income per common share, in the same period last year. During the fourth quarter of fiscal 2012, the Company recorded a gain for the change in fair value of the ComSource earn-out as a result of changes in ComSource’s actual results and forecasted performance. In accordance with GAAP, this change in the fair value of the earn-out resulted in a $4.1 million ($0.18 per diluted share) gain to net income. Excluding this gain, adjusted diluted net income per common share for the fourth quarter of fiscal year 2013 was $0.19 compared to $0.13 in the same period last year. The increase in adjusted diluted net income per common share was primarily driven by the increase in gross margin percentage in services and reductions in other operating expenses based on certain cost cutting initiatives, partially offset by the reduction of infrastructure revenue and gross margin percentage erosion based on additional costs incurred on certain fixed price contracts.

Adjusted EBITDA for the fourth quarter of 2013 was $10.3 million as compared to $9.1 million in the same period last year.

Fiscal Year 2013 Full Year Results

Consolidated revenue for the Company’s fiscal year ended June 30, 2013 was $319.6 million as compared to $381.9 million last year, a decrease of 16.3%. Revenues from services were $199.1 million as compared to $220.9 million last year, a decrease of 9.9%. The decrease in service revenues was primarily due to a non-recurring $12.5 million equipment sale by ComSource in the three months ended March 31, 2012 along with a decrease in the managed network service access product line in the government marketplace due to the reduction of services in Iraq and Afghanistan. Revenues from infrastructure solutions were $120.5 million as compared to $161.0 million in the same period last year, a decrease of 25.1%. The decrease in infrastructure solutions revenues was primarily driven by a reduction of $34.1 million due to the completion of a major government program in January 2013, this program had lower than normal margin. This program contributed $20.0 million in fiscal 2013 as compared to $54.1 million in fiscal 2012.

Net income for the Company’s fiscal 2013 year ended June 30, 2013 was $15.2 million, or $0.66 of diluted net income per common share, compared to net income of $28.6 million, or $1.26 of diluted net income per common share, last year. During fiscal year 2012, the Company recorded a gain of $11.9 million ($0.52 per diluted share) for the change in fair value of the ComSource earn-out as a result of changes in ComSource’s actual results and forecasted performance. Excluding this gain, adjusted diluted net income per common share for the fiscal year 2013 year ended June 30, 2013 was $0.66 as compared to $0.74 last year. The reduction in adjusted diluted net income per common share was primarily driven by the reduction of infrastructure solutions revenue and gross margin percentage erosion based on additional costs incurred on certain fixed price contracts and the reduction of service revenues, partially offset by reductions in other operating expenses based on certain cost cutting initiatives and the increase in gross margin percentage in services.

Adjusted EBITDA for the year ended June 30, 2013 decreased to $38.5 million as compared to $42.6 million last year.

The Transaction

On August 26, 2013 the Company announced that an affiliate of Wasserstein & Co. has entered into a definitive agreement to acquire Globecomm for $14.15 per share in cash. The purchase price represents a premium of 21.9% over the closing price on January 14, 2013, the day on which Globecomm announced that it had retained Needham & Company to assist it in a review of potential strategic alternatives to enhance shareholder value. The transaction is valued at approximately $340 million.

As a result of that announcement, the Company has not provided guidance for fiscal 2014 and will not be hosting a conference call to discuss the fourth quarter and full year financial results.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure which represents net income before interest income, interest expense, provision for income taxes, depreciation, amortization expense, non-cash stock compensation expense, and earn-out fair value adjustments. Globecomm believes this provides greater transparency by helping illustrate comparability between current and prior periods. Under an accounting pronouncement on business combinations, acquisition related costs are required to be expensed rather than capitalized, and changes to the fair value of earn-out payments must be recognized in earnings. Therefore, the exclusion of the earn-out fair value adjustments in the adjusted EBITDA calculation provides better comparability.

Adjusted EBITDA does not represent cash flows as defined by GAAP. Globecomm discloses adjusted EBITDA since it is a financial measure commonly used in its industry. Because adjusted EBITDA facilitates internal comparisons of the Company’s historical financial position and operating performance on a more consistent basis, the Company also uses adjusted EBITDA in measuring performance relative to that of the Company’s competitors and in evaluating acquisition opportunities. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. Adjusted EBITDA is not meant to be considered a substitute or replacement for net income as prepared in accordance with GAAP. Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Reconciliation between GAAP net income and adjusted EBITDA is provided in a table immediately following the Condensed Consolidated Balance Sheets.

Reconciliation of adjusted diluted net income per common share excludes earn-out fair value adjustments, which is not in accordance with GAAP. However, Globecomm believes this measure provides greater transparency by helping illustrate comparability between current and prior periods. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions.

About Globecomm Systems

Globecomm Systems Inc. (“we”, “our”, “us” or “Globecomm”), is a leading global communications solutions provider. Employing our expertise in emerging communication technologies, including satellite and other transport mediums, we are able to offer a comprehensive suite of system integration, system products, and network services enabling a complete end-to-end solution for our customers. We believe our integrated approach of in-house design and engineering expertise combined with a world-class global network and our 24 by 7 network operating centers provides us a unique competitive advantage. We focus this value proposition in selective vertical markets, including government, wireless, media, enterprise and maritime. As a communications solutions provider we leverage our global network to provide customers managed access services to the United States Internet backbone, video content, the public switched telephone network or their corporate headquarters or government offices. We currently have customers for which we are providing these solutions in the United States, Europe, South America, Africa, the Middle East and Asia.

Based in Hauppauge, New York, Globecomm also maintains offices in Maryland, New Jersey, Virginia, the Netherlands, South Africa, Hong Kong, Germany, Singapore, the United Arab Emirates and Afghanistan.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Globecomm will file proxy materials with the Securities and Exchange Commission, or the SEC, relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Globecomm in advance of the special meeting. Stockholders of Globecomm are urged to read the proxy statement and other relevant materials when they become available, as they will contain important information about the proposed transaction. Stockholders may obtain a free copy of the proxy statement and any other relevant documents (when available) at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and these other documents also will be available on Globecomm’s website (http://www.globecomm.com) and may be obtained free of charge from Globecomm by directing a request to Globecomm Systems Inc., Attn: Corporate Secretary, 45 Oser Avenue, Hauppauge, NY 11788.

Globecomm and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Globecomm’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of Globecomm and their respective interests in Globecomm by security holdings or otherwise is set forth in its proxy statement relating to the 2012 annual meeting of stockholders, which was filed with the SEC on October 5, 2012. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding future performance, benefits of the proposed transaction, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of the management of Globecomm. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, our actual results, performance or achievements may differ from those expressed or implied, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, unexpected liabilities or unexpected delays. Additional factors that may affect the future results of Globecomm are set forth in its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and filed with the SEC on September 13, 2013, which is available at http://www.sec.gov. Unless required by law, Globecomm undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Globecomm Systems Inc.

For Globecomm Investor Relations information:

Matthew Byron, 631-457-1301

Senior Vice President, Corporate Office IR/M&A

ir@globecommsystems.com

or

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, NY 11788

Phone: 631-231-9800; Fax: 631-231-1557

Web: http://www.globecommsystems.com

-Financial tables follow-

Globecomm Systems Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenues from services	$49,964	$50,099	$199,069	$220,921
Revenues from infrastructure solutions	30,681	54,713	120,545	160,980

Total revenues	80,645	104,812	319,614	381,901

Costs and operating expenses:
Costs from services	31,760	35,334	132,573	152,302
Costs from infrastructure solutions	28,922	48,292	110,517	142,831
Selling and marketing	4,679	5,285	17,870	19,576
Research and development	1,175	1,349	4,308	6,251
General and administrative	8,110	9,519	31,787	34,432
Earn-out fair value adjustments	—	(4,129)	—	(11,874)

Total costs and operating expenses	74,646	95,650	297,055	343,518

Income from operations	5,999	9,162	22,559	38,383

Interest income	85	75	331	246
Interest (expense)	(85)	(111)	(394)	(574)

Income before income taxes	5,999	9,126	22,496	38,055

Provision for income taxes	1,441	2,042	7,257	9,492

Net income	$4,558	$7,084	$15,239	$28,563

Basic net income per common share	$0.20	$0.32	$0.67	$1.29

Diluted net income per common share	$0.20	$0.31	$0.66	$1.26

Weighted-average shares used in the calculation of basic net income per common share	22,900	22,296	22,690	22,078

Weighted-average shares used in the calculation of diluted net income per common share	23,345	22,828	23,096	22,711

Globecomm Systems Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2013	June 30, 2012

Assets
Current assets:
Cash and cash equivalents	$87,286	$72,196
Accounts receivable, net	58,426	59,224
Inventories	17,076	30,664
Prepaid expenses and other current assets	4,056	4,101
Deferred income taxes	4,309	7,041

Total current assets	171,153	173,226
Fixed assets, net	50,367	47,712
Goodwill	68,818	68,463
Intangibles, net	16,576	19,331
Other assets	1,327	1,335

Total assets	$308,241	$310,067

Liabilities and Stockholders’ Equity
Current liabilities	$42,819	$63,389
Other liabilities	111	230
Long term debt	8,475	14,575
Deferred income taxes	12,383	12,485
Total stockholders’ equity	244,453	219,388

Total liabilities and stockholders’ equity	$308,241	$310,067

Globecomm Systems Inc.

Reconciliation of Net Income to adjusted EBITDA

(In thousands)

	Three Months Ended		Year Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net income	$4,558	$7,084	$15,239	$28,563
Adjustments:
Interest (income)	(85)	(75)	(331)	(246)
Interest expense	85	111	394	574
Earn-out fair value adjustments	—	(4,129)	—	(11,874)
Provision for income taxes	1,441	2,042	7,257	9,492
Depreciation and amortization	3,344	3,223	12,087	12,614
Stock compensation expense	998	849	3,867	3,476

Adjusted EBITDA	$10,341	$9,105	$38,513	$42,599

Globecomm Systems Inc.

Reconciliation of adjusted diluted Net Income per common share

	Three Months Ended		Twelve Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Diluted net income per common share	$0.20	$0.31	$0.66	$1.26
Earn-out fair value adjustments	—	(0.18)	—	(0.52)
Legal expenses, net of tax (A)	0.01	—	0.02
Non-recurring tax adjustment (B)	(0.02)	—	(0.02)

Adjusted diluted net income per common share	$0.19	$0.13	$0.66	$0.74

(A)	Amount represents legal expenses associated with the strategic alternatives review process, acquisition of certain WorldCell assets, and defending shareholder class action complaint discontinued in the second quarter of fiscal 2013.
(B)	Amount represents a tax benefit for extraterritorial income exclusion related to fiscal years 2001 through 2009.